                                                                   EXHIBIT 10.5

                        BONUS AND STOCK OPTION AGREEMENT

         This Bonus and Stock Option Agreement ("Agreement") is made and entered into effective as of the 14th day of June, 1994 by and between WGNB CORP., a Georgia corporation, ("Corporation") and Richard A. Duncan, a resident of the State of Georgia ("Individual").

         WHEREAS, Individual is an employee of the Corporation and is an officer of the Corporation and its wholly-owned subsidiary, West Georgia National Bank, a national banking association ("Bank"); and

         WHEREAS, the Board of Directors has adopted resolutions approving the adoption of a plan providing for the payment of a bonus in the form of cash and the grant of stock options to Individual; and

         WHEREAS, the terms and conditions of this Agreement are in addition to any and all agreements relating to the employment of Individual by Corporation including, but not limited to, the employee bonus plan implemented by the Corporation ("Corporation Plan") and the employment relationship by and between Individual and Corporation.

         Now, therefore, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1 - CASH BONUS

         In addition to the annual salary paid by Corporation to Individual pursuant to the employment relationship between such parties, and the bonus due to Individual pursuant to the employee bonus program of the Corporation, Corporation agrees to pay to Individual in consideration for services rendered as Executive Vice President of the Corporation and the Bank an annual cash bonus, commencing with a bonus calculated as to the year ended December 31, 1993, in an amount to be determined as follows:

                  1.1 The annual cash bonus shall be a performance based calculation with the performance criteria for each applicable year to be (a) the return on assets of the Corporation, as determined before the calculation of the amount due to Individual pursuant to this Section 1 but after the calculation of bonuses due pursuant to the Corporation Plan and after the determination of federal and state income taxes ("ROA") based on the Corporation's consolidated financial statements prepared in conformance with the uniform bank performance ratios promulgated by the Federal Financial Institutions Examining Council applied on a consistent basis as determined by the Corporation's independent certified public accountant ("Financial Statements"), (b) the then most recent Community Reinvestment Act Rating (the "CRA Rating") of the Bank, (c) loan growth of the Bank, (d) past due loans expressed as a percentage of gross loans, (e) net loan charge offs as a percentage of average net loans, (f) criticized assets as a percentage of capital, and (g) classified assets of the Bank, all as determined pursuant to the terms and conditions of Exhibit "A" attached hereto and incorporated herein by reference. For purposes of example, Exhibit "B" attached hereto sets forth the annual cash bonus for the year ended December 31, 1993 based upon the calculations set forth in this Agreement.

                  1.2 Individual shall aggregate points on an annual basis based upon specific levels of ROA of the Corporation, CRA Rating of the Bank, and the factors set forth in Section 1.1(c) through 1.1(g) of this Agreement. The points to be aggregated by Individual for each year for the purpose of the bonus calculation set forth above will be determined in accordance with the schedule set forth on Exhibit "A". The percentages applicable to the provisions of Exhibit "A" shall be rounded as set forth on Exhibit "A". The bonus due to Individual for each applicable year shall be equal to (a) the aggregate number of points accrued for the applicable year, divided by, (b) 80 and (c) the resulting quotient will constitute a percentage which will be multiplied by Corporation's net income for the applicable year based upon the Corporation's Financial Statements, after the determination of federal and state income taxes, but before the calculation of bonuses under the Corporation Plan, other employee bonuses, and the bonus due under this Agreement. The resulting product shall constitute the cash bonus due to Individual for the applicable year ("Cash Bonus"). The Cash Bonus shall be paid to Individual within ten days after such calculation is determined by the Board of Directors of Corporation. Exhibit "B" attached hereto shall be utilized solely for the purpose of exemplifying the determination of the Cash Bonus and stock options due to Individual for the year ended December 31, 1993 The calculations set forth on Exhibit "B" do not represent any obligation or projection of the Corporation relating to the Cash Bonus due to Individual pursuant to this Section 1 or the options due to Individual pursuant to Section 2 of this Agreement other than for the year ended December 31, 1993.

                  1.3 Once per calendar quarter Individual shall be allowed to receive an advance against the amount of the Cash Bonus due to Individual for the applicable calendar year in an amount not to exceed 50% of the anticipated Cash Bonus due to Individual for such calendar year as determined by the Board of Directors, or the Executive Committee, of the Corporation in its sole discretion. During the month of December Individual may draw as an advance an additional amount against the Cash Bonus due for each calendar year in an amount to be determined in the sole discretion of the Board of Directors, or Executive Committee, of the Corporation. In the event the aggregate amount of advances paid to Individual against the Cash Bonus due for a calendar year exceed the actual amount of the Cash Bonus due to Individual for such year pursuant to Section 1.2, Individual shall remit the resulting excess amount to the Corporation not later than January 31 of the immediately succeeding year. In the event the amount advanced against the Cash Bonus to Individual for a calendar year is less than the Cash Bonus due to Individual for such year, the remaining amount due to Individual shall be paid within ten days after the calculation of the amount due.

                           SECTION 2 - STOCK OPTION

                  2.1 Corporation grants to Individual the option to acquire shares of the common stock of Corporation on an annual basis ("Option Shares"), pursuant to the WGNB Corp. Incentive Stock Option Plan ("ISO Plan"), in an amount equal to the quotient (rounded to the nearest whole share) which shall be determined by dividing (a) the Cash Bonus due to Individual pursuant to
Section 1 for the applicable year, by (b) the Market Value Per Share of the common stock of Corporation, as determined by the ISO Plan, as of December 31 of the applicable year. All Option Shares granted to Individual shall be subject to and governed by the terms and conditions of the

ISO Plan and a Stock Option Agreement in the form attached hereto as Exhibit "C" and incorporated herein by reference.

                               SECTION 3 - TERM

                  3.1 The provisions of this Agreement regarding the payment of the Cash Bonus pursuant to Section 1 and the grant of stock options pursuant to
Section 2.1 shall be applicable commencing with the calendar year ended December 31, 1993 and shall remain in full force and effect for ten successive calendar years ending December 31, 2002. The remaining provisions of this Agreement shall terminate on December 31, 2013.

                           SECTION 4 - MISCELLANEOUS

                  4.1 Neither the obligation of the Corporation to pay to Individual the Cash Bonus pursuant to Section 1 of this Agreement nor the grant of the option to acquire common stock of the Corporation pursuant to Section 2 of this Agreement confers any right upon Individual with respect to the continuation of employment with the Corporation. Nothing contained herein shall be construed as interfering with or restricting the right of the Corporation or of Individual to terminate employment at any time, with or without cause.

                  4.2 Notwithstanding any provision of this Agreement to the contrary, in the event (a) the CRA Rating of the Bank for any calendar year of this Agreement is "Needs to Improve" or "Substantial Noncompliance", (b) the percentage of past due loans as determined in accordance with Exhibit "A" is 7.01% or greater for any calendar year of this Agreement,(c) the percentage of net loan charge-offs as determined by Exhibit "A" is 1.01% or greater for any calendar year of this Agreement or, (d) the percentage of classified assets as a percent of capital is 44.01% or greater for any calendar year of this Agreement, then, in such event, for as long as such condition set forth in (a) through (d), inclusive, remains in effect, Individual shall not be entitled to receive and the Corporation shall not be required to pay a Cash Bonus for such year or years pursuant to Section 1 and the Corporation shall have no obligation to grant a stock option for such year or years pursuant to Section 2 of this Agreement.

                  4.3 Any notices or other communications to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to be given, delivered or received when delivered personally or three days after being deposited in the United States Mail, registered or certified, and with proper postage and registration and certification fees prepaid, addressed to the parties for whom intended at the addresses indicated for each party as set forth below:


         Company:                                  Individual:

         WGNB CORP.                                Richard A. Duncan, Executive Vice President
         201 Maple Street                          348 West Club Drive
         Post Office Box 280                       Carrollton, Georgia 30117
         Carrollton, Georgia 30117
         Attn: Chairman

                  4.4 This Agreement shall be governed by the laws of the State of Georgia.

                  4.5 This Agreement may be executed with counterpart signature pages, all of which together shall constitute one and the same Agreement.

                  4.6 The terms of this Agreement, including the rights and obligations of the parties hereunder, shall not supersede or amend any additional agreement of the parties with respect to the employment of Individual by Corporation or any compensation for services performed under such agreements, including, but not limited to, the consideration paid pursuant to the employment relationship between the Corporation and Individual and any employee bonus plan utilized by Corporation. This Agreement shall inure to the benefit of and be enforceable by and binding upon the successors and assigns of each party, including the personal or legal representatives, executors, administrators, heirs, and legatees of Individual.

                  4.7 No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same, shall be in writing and duly executed by the parties hereto.

                  4.8 Time is of the essence in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first written above.

                                                 "Corporation"

Attest:                                          WGNB CORP.

/s/ Richard A. Duncan                            By: /s/ Joe Whit Walker
----------------------------                         -------------------------
Richard A. Duncan, Secretary                         Joe Whit Walker, Chairman

     (CORPORATE SEAL)


                                                 "Individual"
Witness:

/s/ Kim L. Buroker                               /s/ Richard A. Duncan
----------------------------                     -----------------------------
Kim L. Buroker                                   Richard A. Duncan

1)       Community Reinvestment Act (CRA) Rating
         *The rating the bank is operating with as of December 31 of the year in question.

        CRA Rating:                                 Points:
        -----------                                 -------

        Outstanding                                        4
        Satisfactory                                       1
        Needs Improvement                           No Bonus
        Substantial Non-Compliance                  No Bonus

2)       Return on Assets:*
         *After income taxes and normal employee bonus.
         See formula for Leighton's bonus.

                 ROA       0.8%     0.9%    1.0%     1.1%     1.2%     1.3%     1.4%    1.5%     1.6%
                           --------------------------------------------------------------------------
POINTS:
                             0      8.1      10     12.1     14.4     16.9     19.6    22.5     25.6

         (Points go up exponentially with ROA)
         (Points may be rounded to the nearest .00)

3) Loan Growth (Gross Loans minus ICNE, does not include unplanned overdrafts)
*Determined by the growth of loans based on the average EOM for each month in the subject year as compared to the same data from the year earlier and expressed as a percent increase over the previous year.

         Growth%:

                  0    1    2    3    4    5    6    7    8    9    10    11    12    13    14    15    16    17    18   . . .

         ---------------------------------------------------------------------------------------------------------------------
Points:           0    1    2    3    4    5    6    7    8    9    10    11    12    13    14    15    16    17    18   . . .

         (Interpolate to the nearest .00%)

           (May have to be adjusted to reflect the needs of the Bank)

4)       Past Due Loans (30 days or more past due, expressed as a % of Gross
         Loans)

         Calculated by using the "Total Percentage" as reported to the Board of Directors for each month January through December and averaging.

         % Past Due:

                  0     1.0     2.0      3.0    4.0    5.0    6.0    7.0    8.0    9.0    10.0    11.0    12.0   . . .
                  ----------------------------------------------------------------------------------------------------

Points:           6       4       2        0    -2.    -4.    -6.    -8.

                                                                7.01% or higher:
                                                                No Bonus.

                  (Interpolate to the nearest .00)

                                                                       Average

5) Net Loan charge-offs (Charge-offs minus Recoveries. Expressed as a % of/Gross Loans)

         % Net Loan Charge-offs:

                       -.60   -.50   -.40   -.30   -.20   -.10    0  .10   .20   .30   .40   .50   .60   .70  .80  .90   1.0   1.2
                       -----------------------------------------------------------------------------------------------------------

Points:           . . . 5.5    5.0    4.5    4.0    3.5    3.0  2.5  2.0   1.5   1.0    .5     0   -2.   -4.  -6.  -8.   -10

                                                           1.01 and higher:
                                                                 No Bonus

                           (Interpolate to nearest .00)

6)       Criticized Assets (0AEM)
         % Criticized Assets as a percent of capital:

                    0    1    2    3    4    5    6    7    8    9    10   11   12   13      14      15      16      17      18
                  -------------------------------------------------------------------------------------------------------------
         points:  5.0  4.5  4.0  3.5  3.0  2.5  2.0  1.5  1.0   .5     0    0    0    0       0       0     -.5    -1.0    -1.5

                  (Interpolate to nearest .00%)

                  Determined by averaging the near month-end reports by the Loan Review Officer January through December



         7)       Classified Assets (Substandard/Doubtful/Loss)
                  (Regulatory Classified Assets)
                  % Classified Assets as a percent of capital:

          3  2  4  6  8  10   12   14   16   18   20   22   24   25   26   28   30   32   34   36.. 38.. 40.. 42.. 44.. 45..46 ..48
         --------------------------------------------------------------------------------------------------------------------------
points:  22 20 18 16 12  10    8    6    4    2    0    0    0    0    0    0    0   -4   -8  -12  -16  -20  -24  -28

                                                               No Bonus


         The points range moves downward (to the left) 1% of classified assets each year for the next 5 years.

         Determined by averaging the near month-end reports by the Loan Review Officer January through December.

                               "BEST GUESS" 1993


                                                                               POINTS

ROA                                                 1.25%                       15.625
CRA                                            Not Rated                       -------
Loan Growth                                        10.45%                       10.450
Past Dues                                           2.83%                          .34
Net c/o's                                           0.16%                         1.70
Criticized                                          6.99%                         1.50
Classified                                         23.89                       -------

                                                                                29.615


                                 POSSIBLE 1994

                                                                               POINTS
ROA                                                 1.40%                         19.6
CRA                                                   "1"                          5.0
Loan Growth                                          9.0%                          9.0
Past Dues                                            3.5%                         -1.0
Net C/O'S                                            .30%                          1.0
Criticized                                          9.20%                          0.4
Classified                                         17.00%                          3.0

                                                                                 37.00

37.0 divided by 80 = .462%
$1,897,000 x .462% = $8,764

                                  EXHIBIT "B"

         Richard A. Duncan

         Executive Bonus

         For the Year 1993

         1.  Community Reinvestment Act (CRA) Rating:

                  A.  N/A - No CRA Rating Available for 1993

                  B.  Points:                                                                                         0.00

         2. Return On Assets:

         A. Calculation - See LLA Bonus Calculation                                              1.29%

         B. Points:                                                                                                  16.62

         3. Loan Growth

                  A. Monthly Net Avg Loans 1993(#)                                        $82,015,519

                  less: Monthly Net Avg Loans 1992(#)                                      74,945,219

                  Difference                                                                7,070,300
                                                                                          -----------

                  Percent Change                                                                 9.43%
                                                                                          -----------
                  B. Points:

                  Growth Percent = points (1:1)                                                                       9.43

         4. Past Due Loans (30 days or more) as a Percent of Gross Loans

                  A. Calculation:

                  From Board of Directors Reports. Average of Monthly Total Percentage

                  January through December, 1993 (from separate schedule)                        2.60%-

                  B. Points:

                  2.00 equal 2 points, 3.00 equals 0 points

                  Interpolating Yields                                                                                0.80

         5. Not Charge Oft as a Percent of Average Net Loans

                  A. Calculation;

                  Net Charge Offs - 1993 (12J31 Bd Rept)                                     $175,877





                  Avg Net Loans - 1993 (3 above)                                          $82,015,519

                  Percent Net C/O to Avg Net Loans                                               0.21%
                                                                                          -----------

                  B. Points:

                  0.20% = 1.5 points, 0.30 = 1.0 points

                  Interpolating Yields                                                                                1.45

         6. Criticized Assets (OAEM) as a Percent of Capital

                  A. Calculation:

                  From the Board Reports prepared by the Loan Review Officer, the

                  Average Monthly Percent of OAEM loans to Capital is                            7.39%

                  B. Points:

                  7.00% = 1.5 points, 8.00% = 1.0 points

                  Interpolating Yields                                                                                1.30

         7. Classified Assets (Substandard, Doubtful. Loss) as a % of Capital

                  A. Calculation:

                  From the Board Reports prepared by the Loan Review Officer, the

                  Average Monthly % of S, D, & L Loans is                                       32.15%

                  B. Points:

                  32.00% = -4 points. 34.00% = -8 points

                  Interpolating Yields                                                                               (4.15)
                                                                                                             -------------
         8. Bonus Calculation

                  Total Points from t through 7 above                                                                25.45

                  Divided by 80 equals Percent Bonus                                                                  0.32%
                                                                                                             -------------

                  Times Net Inc, After Tax. Pre-Bonus                                                        $1,765,524.80

                  Equals 1993 Bonus Amount                                                                   $    5,616.58

                           Less: RAD 1993 Advance                                                                 5,000.00
                                                                                                             -------------

                           Equals Amount Due RAD/WGNB                                                               616.58

         Richard A. Duncan

         Bonus Calculation

         AVERAGE NET LOANS

                                                              Less: Inc
                                                              Collected                                       Equals:
                    1992            Total Loans              Not Earned             Letters of                    Net
                   Month                Per G/L                                     Credit O/S                  Loans

                 1/31/92            $76,379,428              $2,281,326               $141,600            $73,956,502
                 2/28/92             76,348,548               2,180,080                141,600             74,026,868
                 3/31/92             76,249,195               2,078,649                221,600             73,948,946
                 4/30/92             75,922,741               1,976,220                141,600             73,804,921
                 5/29/92             76,006,592               1,897,539                195,000             73,914,053
                 6/30/92             76,773,872               1,811,793                245,000             74,717,079
                 7/31/92             76,912,710               1,716,971                251,600             74,944,139
                 8/31/92             77,958,876               1,662,653                256,000             76,040,223
                 9/30/92             78,049,610               1,571,606                256,600             76,221,404
                10/30/92             77,610,326               1,479,779                256,600             75,873,947
                11/30/92             78,248,142               1,406,354                331,600             76,510,188
                12/31/92             77,058,796               1,317,339                357,100             75,384,357
               ---------            -----------              ----------             ----------           ------------

                                                                                  TOTAL - 1992           $899,342,627
                                                                                                         ============
                                                                                    AVG - 1992           $ 74,945,219
                                                                                                         ============
                                                              Less: Inc
                                                              Collected                                       Equals:
                    1992            Total Loans              Not Earned             Letters of                    Net
                   Month                Per G/L                                     Credit O/S                  Loans

                 1/29/93            $77,770,561              $1,216,876          $     307,100           $ 76,246,585
                 2/26/93             79,477,184               1,117,461                342,100             78,017,623
                 3/31/93             80,599,860               1,015,644                342,100             79,242,116
                 4/30/93             81,939,196                 929,373                272,100             80,737,723
                 5/28/93             83,018,125                 850,981                287,100             81,880,044
                 6/30/93             83,580,304                 774,345                316,100             82,489,859
                 7/30/93             83,745,967                 705,456                316,100             82,724,411
                 8/31/93             84,437,775                 629,748                318,600             83,489,427
                 9/30/93             85,282,786                 574,570                338,600             84,369,616
                10/29/93             85,827,234                 529,084                338,600             84,959,550
                11/30/93             86,156,148                 488,147                338,600             85,329,401
                12/31/93             85,518,169                 446,296                372,000             84,699,873

                                                                                  TOTAL - 1993           $984,186,228
                                                                                                         ============
                                                                                    AVG - 1993           $ 82,015,519
                                                                                                         ============


                                                                           PERCENT INCREASE 1992 TO 1993        9.43%
                                                                                                         ===========

Richard A. Duncan

1993 Bonus Calculation

                  Average Net Loans--------------------------------------------

                                        Less:                            Equals:        % P/D     % (OAEM)    % (S,D,L)
    1993        Total Loans     Inc Collected      Letters of                Net      30+Days   Criticized   Classified
   Month            Per G/L        Not Earned      Credit O/S              Loans   to Tot Lns   to Capital   to Capital

 1/29/93        $77,770,561        $1,216,876        $307,100        $76,246,585         3.18         9.67        44.92
 2/26/93         79,477,184         1,117,461         342,100         78,017,623         3.14         7.76        43.29
 3/31/93         80,599,860         1,015,644         342,100         79,242,116         2.37         8.00        40.87
 4/30/93         81,939,196           929,373         272,100         80,737,723         2.77         7.70        40.77
 5/28/93         83,018,125           850,981         287,100         81,880,044         2.50         8.94        32.01
 6/30/93         83,580,304           774,345         316,100         82,489,859         2.33         8.92        28.73
 7/30/93         83,745,967           705,456         316,100         82,724,411         2.50         8.75        28.76
 8/31/93         84,437,775           629,748         318,600         83,489,427         2.27         5.93        27.26
 9/30/93         85,282,786           574,570         338,600         84,369,616         2.09         4.55        26.37
10/29/93         85,827,234           529,084         338,600         84,959,550         3.00         4.32        25.09
11/30/93         86,156,148           488,147         338,600         85,329,401         2.12         6.99        23.89
12/31/93         85,518,169           446,296         372,000         84,699,873         2.89         7.10        23.80

                                                     TOTAL -1993    $984,186,228
                                                                    ============
                $83,112,776                           AVG - 1993    $ 82,015,519         2.60         7.39        32.15
                                                                    ============         ====         ====        =====


                                                  PERCENT INCR 1992 TO 1993 9.43%